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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     FILED PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT: AUGUST 15, 1996
                DATE OF EARLIEST EVENT REPORTED: AUGUST 12, 1996

                              PRIMARK CORPORATION
             (Exact name of registrant as specified in its charter)

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                                     1-8260
                            (Commission File Number)

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
                   MICHIGAN                                     38-2383282
(State or other jurisdiction of incorporation        (I.R.S. Employer Identification)
                or organization)

 1000 WINTER STREET, SUITE 4300N, WALTHAM, MA                     02154
   (Address of principal executive offices)                     (Zip Code)
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                                  617-466-6611
              (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS

     On August 12, 1996, Primark Corporation (the "Company") acquired Yankee Group Research, Inc. (the "Yankee Group"), pursuant to the terms of an August 9, 1996 Stock Purchase agreement by and between the Company and Howard Anderson. The purchase price included $34,000,000 in cash and contingent payments based upon revenue and profit growth over a three year period for a maximum additional $31,000,000.

     The Yankee Group, headquartered in Boston, was founded by Howard Anderson in 1970. The company provides information technology research services organized around communications as the hub of information technologies and applications. This concept, characterized as "Network Centric Computing" is the foundation of the Yankee Group's unique approach to market research. The Yankee Group services cover a range of topics such as wireless communications, data communications, client/server, enterprise computing, intranets and Internet applications. The company's 1995 revenues were approximately $14 million.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c) Exhibits:

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EXHIBITS
 NUMBER                                  DESCRIPTION OF DOCUMENT
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
  2-1      Stock Purchase Agreement between Primark Corporation and Howard Anderson dated as of August 9, 1996.
 99-1      Press Release dated August 12, 1996.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            PRIMARK CORPORATION

                                                   /S/  STEPHEN H. CURRAN
                                            By:.................................
                                                     STEPHEN H. CURRAN
                                              SENIOR VICE PRESIDENT AND CHIEF
                                                     FINANCIAL OFFICER
                                               (PRINCIPAL FINANCIAL OFFICER)
Date: August 15, 1996